UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

PENNICHUCK CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street Merrimack, New Hampshire 03054

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (603) 882-5191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

The City of Nashua, New Hampshire (the “City”), today completed its acquisition of all of the outstanding voting securities of Pennichuck Corporation (the “Company”) through the merger (the “Merger”) of Nashua Water Acquisition Corporation, a wholly-owned subsidiary of the City (“Merger Sub”), with and into the Company. The Merger was effective on January 25, 2012 at 8:31 a.m., Eastern Daylight Time (the “Effective Time”). The Merger occurred pursuant to the Agreement and Plan of Merger, dated as of November 11, 2010 (the “Merger Agreement”), by and among the Company, the City and Merger Sub. The shareholders of the Company approved the Merger on June 15, 2011.

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that, as of the Effective Time, all of the Company’s outstanding shares of common stock were generally converted into the right to receive $29.00 in cash, without interest, and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.

Item 3.03 – Material Modification to Rights of Security Holders.

As of the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration (as defined below). All of the shares of Company common stock issued and outstanding immediately prior to the Effective Time were converted into the right to receive $29.00 per share in cash (the “Merger Consideration”), except that any share of Company common stock owned directly or indirectly by the City, Merger Sub, the Company or any dissenting shareholder who properly exercises dissenter’s rights under New Hampshire law was canceled and retired and ceased to exist and no cash or other consideration will be delivered or deliverable in exchange therefor.

Item 5.01 – Changes in Control of Registrant.

The City today completed its acquisition of all of the outstanding voting securities of Pennichuck Corporation (the “Company”) through the merger (the “Merger”) of Nashua Water Acquisition Corporation, a wholly-owned subsidiary of the City (“Merger Sub”), with and into the Company. The Merger was effective on January 25, 2012 at 8:31 a.m., Eastern Daylight Time (the “Effective Time”). The Merger occurred pursuant to the Agreement and Plan of Merger, dated as of November 11, 2010 (the “Merger Agreement”), by and among the Company, the City and Merger Sub. Information regarding the Merger Agreement and the City was previously reported within the meaning of SEC Rule 12b-2 in the Company’s definitive proxy statement dated April 22, 2011 and is incorporated by reference herein.

As of the close of trading on January 25, 2012, the Company Common Stock ceased to be traded on NASDAQ. The Company’s common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at which time the Company no longer will have any obligation to file periodic reports under the Exchange Act.

On January 25, 2012, the Company issued a press release which announced that the City has completed its acquisition of the Company. A copy of the press release is attached as Exhibit 99.1.

The disclosures under Items 3.01 and 3.03 above are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following Exhibit relating to Item 5.01 shall be deemed “furnished”, and not “filed”:

(d)	Exhibits

99.1	Press Release of Pennichuck Corporation dated January 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

DATED: January 25, 2012	By:	/s/ THOMAS C. LEONARD
Thomas C. Leonard
Chief Financial Officer